THIRD AMENDMENT
                                    TO THE
                          EMPLOYEES' RETIREMENT PLAN
                                      OF
                          EASTERN UTILITIES ASSOCIATES
                          AND ITS AFFILIATED COMPANIES


        WHEREAS, Eastern Utilities Associates (the "Employer") previously established the Employees' Retirement Plan of Eastern Utilities Associates and Its Affiliated Companies (the "Plan"); and

        WHEREAS, the Employer amended and restated the Plan effective January 1, 1989; and

        WHEREAS, the Employer has reserved the right to amend the Plan from time to time under Section 12.1 of the Plan;

        NOW, THEREFORE, in accordance with and pursuant to the foregoing, the Plan is amended effective as of May 1, 1998 (except where indicated to the contrary) as follows:


1. Section 1.3(a) is hereby amended by deleting the same in its entirety and by substituting therefor the following:

        "(a) for lump sum payments made under the Plan and the determination of the Pension Make Whole Benefit under Addendum Number Four, an interest rate equal to the average annual rate of interest on 30-year Treasury securities in effect for t he first month of the three month period immediately preceding the calendar quarter in which the lump sum payment occurs, and a mortality assumption determined under the "applicable mortality table" (as defined in Section 417(e)(3)(A)(ii)(I) of the C ode); provided, however, that lump sum payments under Section 6.4 or
                8.6 made in the one-year period beginning on April 1, 1998 shall not be less than the present value determined using the annual rate of interest on 30-year Treasury securities published for the month of January of the Plan Year in which the lump sum payment occurs, and a mortality assumption determined under the "applicable mortality table" (as defined in Section 417(e)(3)(A)(ii)(I) of the Code).

2. The following shall be substituted for the last sentence of subparagraph (iii) of Section 3.3(a) of the Plan:

        "For purposes of determining actuarial equivalence hereunder, the interest assumption shall not be less than the greater of 5% per year or the rate specified in Section 1.3(a)."


3. "Section 1.3(a)" shall be substituted for "Section 1.3" where the latter appears in the last sentence of subparagraph (iv) of Section 3.3(a).


4. "Section 1.3(a)" shall be substituted for "Section 1.3" where the latter appears in the last sentence of subparagraph (ix) of Section 3.3(a).


5. The following shall be added after the last sentence of the second paragraph of Section 1.43 of the Plan:

        "Solely for purposes of this paragraph, a Participant who receives benefits under the Long-Term Disability Plan of EUA Service Corporation and Its Affiliated Companies after completing 30 or more years of vesting service shall be considered a n Active Participant who retired prior to his Normal Retirement Date.


6. By substituting "$5,000" for "$3,500" where the latter appears in Sections 6.4 and 8.6 of the Plan.


7. Effective as of the Montaup Divestiture Date (as defined in Addendum Number Four below), the following new Addendum Number Four to the Plan shall be added immediately following Addendum Number Three thereof:


                      ADDENDUM NUMBER FOUR

                            TO THE
                     EMPLOYEES' RETIREMENT PLAN
                             OF
        EASTERN UTILITIES ASSOCIATES AND ITS AFFILIATED COMPANIES


        CERTAIN CHANGES WITH RESPECT TO RETIREE ELIGIBLE PARTICIPANTS
                EMPLOYED BY MONTAUP ELECTRIC COMPANY

        This Addendum Number Four sets forth provisions relating specifically to certain Employees employed by Montaup Electric Company (hereinafter referred to as "Montaup") who are eligible to receive an Early Retirement Benefit from the Plan. The provisions set forth in the Plan document shall govern participation in the Plan and the calculation of benefits (including but not limited to the benefit limitations set forth in Article IV of the Plan) for these employees except as set forth below.

        This Addendum Number Four is effective as of the Montaup Divestiture Date, as defined in Section D.1.5. below. Notwithstanding the foregoing, the Employer authorizes the Retirement Board (and its designees) to take all necessary and proper actions prior to the Montaup Divestiture Date to implement Addendum Number Four on the Montaup Divestiture Date. All capitalized terms in this Addendum Number Four shall have the same meanings as set forth in the Plan unless specifically indicated to the contrary below.

D.1.0. Application of Addendum. This Addendum shall apply to all Active Participants employed by Montaup on October 16, 1997 who either: (i) will have attained age fifty-five and completed at least ten Years of Vesting Service not later than December 31, 1998 or (ii) will have a combined age plus Years of Vesting Service at l east equal to eighty-five during 1998, and in either case, such Active Participant (iii) elected to retire no later than the Montaup Divestiture Date (or who elects to retire on such later date with Montaup or an Affiliated Employer as determined by the Board in its sole discretion) in accordance with procedures established by the Retirement Board, and
        (iv) did not receive (or elect to receive) severance benefits from the Employer or an Affiliated Employer (hereinafter referred to as a "Montaup Retiree").


D.1.1. Basic Pension Supplement. The monthly Early Retirement Benefit of a Montaup Retiree shall be equal to such Participant's Early Retirement Benefit under Section 4.2(a) of the Plan as of his or her Early Retirement Date based on:

                (a) such Retiree's Years of Credited Service on such date plus five additional years of such service,

                (b) such Retiree's age as of his or her birthday in 1998,
                    regardless of such Retiree's Early Retirement Date, plus five additional years of age solely for purposes of determining the appropriate early reduction factor, and

                (c) such Retiree's reduction factor for commencement prior to
                    Normal Retirement Age shall be determined assuming that such Retiree has satisfied the requirements for Special Early Retirement under Section 4.4 of the Plan.

D.1.2. Income Supplement. A Montaup Retiree who elects to retire prior to attaining age sixty-two shall receive a Income Supplement. The Income Supplement shall be equal to a monthly benefit of $750 per month for the period beginning on such Retiree's Early Retirement Date and ending on the earlier of such Retiree's death or with the payment due for the month before which the Retiree attains age sixty-two or otherwise becomes entitled to receive a Social Security disability benefit. No Income Supplement shall be payable to a Montaup Retiree who has attained age sixty-two as of his or her Early Retirement Date.

D.1.3. Pension Make Whole Benefit. A Montaup Retiree also may be entitled to a Pension Make Whole Benefit. The Pension Make Whole Benefit, when expressed as a single sum amount, shall equal:

                        (1) the pre-tax amount of severance benefit the Montaup
                            Retiree would have been entitled to if Montaup had involuntarily severed the Montaup Retiree's employment (other than for cause), less

                        (2) the sum of the Montaup Retiree's Basic Pension
                            Supplement (as defined in Section D.1.1) and Income Supplement (as defined in Section D.1.2), if any, when expressed as an Actuarial Equivalent single sum amount.


        No Pension Make Whole Benefit shall be paid if the amount in (2) equals exceeds the amount in (1) above. For purposes of this section, the Vice President of Human Resources (or her designee) shall certify the amount of severance benefits under (1) above.

D.1.4.  Payment of Supplemental Benefits.

                (a)     Lump Sum Payment

                        A Montaup Retiree may elect to receive payment equal to
                       (1) the sum of the Basic Pension Supplement under
                        Section D.1.1, the applicable Income Supplement under Section D.1.2., and the Pension Make Whole Benefit under Section 1 .3, or (2) the sum of the applicable Income Supplement under Section D.1.2. and the Pension Make Whole Benefit under Section D.1.3., in the form of a single lump sum payment. The amount of the lump sum payment for the Basic Pension Supplement and the applicable Income Supplement elected by a Montaup Retiree as set forth in (1) or (2) of this Section D.1.4.(a) shall be calculated in the manner set forth in the Plan, as amended by the Third Amendment and as it may be subsequently amended from time to time.

                (b)     Annuity Form of Benefit

                        A Montaup Retiree may elect to receive the Basic Pension Supplement in Section D.1.1., the Pension Make Whole Benefit in Section D.1.3, or both in any of the annuity forms of payment set forth in Article VIII of the Plan. For purposes of calculating available annuities under Article VIII for the Pension Make Whole Benefit, the single life annuity equivalent of the Pension Make Whole Benefit shall be determined using the actuarial factors applied in D.1.3.(2) above.

                (c)     Payment Contingent on Release Agreement

                        Payment of any of the benefits provided under this Addendum Number Four are contingent upon the Employer receiving from the Montaup Retiree an executed release agreement satisfactory to the Employer. Payment of these benefits shall commence not earlier than seven days after receipt of such an executed agreement.


D.1.5. Montaup Divestiture Date. The Montaup Divestiture Date means the first date on which all of the events set forth in Item I.A. of the Memorandum of Understanding between Montaup Electric Company and the Utility Workers' Union of America dated October 16, 1997 (hereafter referred to as the "MOU") have occurred, as certified by the Chairman of Eastern Utilities Associates (or his designee).


8. Effective as of the Montaup Divestiture Date (as defined in Addendum Number Five below), the following new Addendum Number Five to the Plan shall be added immediately following Addendum Number Four thereof:


                           ADDENDUM NUMBER FIVE

                               TO THE
                        EMPLOYEES' RETIREMENT PLAN
                                 OF
         EASTERN UTILITIES ASSOCIATES AND ITS AFFILIATED COMPANIES


          CERTAIN CHANGES WITH RESPECT TO PARTICIPANTS EMPLOYED BY
                          MONTAUP ELECTRIC COMPANY

        This Addendum Number Five sets forth provisions relating specifically to certain Employees employed by Montaup Electric Company (hereinafter referred to as "Montaup") who are eligible to receive a Termination of Service Benefit from the Plan. The provisions set forth in the Plan document shall govern participation in the Plan and the calculation of benefits (including but not limited to the benefit limitations set forth in Article IV of the Plan) for those employees except as set forth below.

        This Addendum Number Five is effective as of the Montaup Divestiture Date, as defined in Section D.1.2. below. Notwithstanding the foregoing, the Employer authorizes the Retirement Board (and its designees) to take all necessary and proper actions prior to the Montaup Divestiture Date to implement Addendum Number Five on the Montaup Divestiture Date. All capitalized terms in this Addendum Number Five shall have the same meanings as set forth in Article I of the Plan unless specifically indicated to the contrary below.


D.1.0. Application of Addendum. This Addendum shall apply to all Participants employed by Montaup on October 16, 1997 who are not covered by the provisions of Addendum Number Four (hereinafter referred to as a "Vested Montaup Participant").

D.1.1.  Lump Sum Payment

        In addition to the forms of payment permitted under Article VIII of the Plan, a Vested Montaup Participant may elect to receive payment of all vested amounts accrued under the Plan in the form of a single lump sum payment. The amount of the lump sum payment paid to a Vested Montaup Participant shall be calculated in the manner set forth in the Plan, as amended by the Third Amendment and as it may be subsequently amended from time to time.

D.1.2. Montaup Divestiture Date. The Montaup Divestiture Date means the first date on which all of the events set forth in Item I.A. of the Memorandum of Understanding between Montaup Electric Company and the Utility Workers' Union of America dated October 16, 1997 (hereafter referred to as the "MOU") have occurred, as certified by the Chairman of Eastern Utilities Associates (or his designee).


        IN WITNESS WHEREOF, EASTERN UTILITIES ASSOCIATES has caused this instrument to be executed and delivered on its behalf by the undersigned on this 20th day of April, 1998.


ATTEST:                                 EASTERN UTILITIES ASSOCIATES

                                        By: /s/Donald G. Pardus
/s/Clifford J. Hebert, Jr.
   Clifford J. Hebert, Jr.              Its: Chairman
     Secretary



(Corporate Seal)